UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  February 6, 2014

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On February 6, 2014, Mr. Kent Kresa, a current member of the Fluor Corporation Board of Directors (the “Board”) and the Audit and Organization and Compensation Committees of the Board, notified Fluor Corporation (the “Corporation”) of his decision to retire from the Board, effective April 29, 2014, in accordance with the Corporation’s retirement age requirements.

On February 6, 2014, Dr. Suzanne H. Woolsey, a current member of the Board and the Audit and Governance Committees of the Board, notified the Corporation of her decision to retire from the Board, effective April 29, 2014, in accordance with the Corporation’s retirement age requirements.

A copy of the Corporation’s February 6, 2014 press release announcing the retirement of the two directors is attached hereto as Exhibit 99.1.

(b) - (c)         On February 6, 2014, the Board appointed Mr. Peter W. Oosterveer, the current Group President, Oil & Gas, as Chief Operating Officer of the Corporation, effective immediately.  Mr. Oosterveer, age 56, has served as the Corporation’s Group President, Oil & Gas, since March 2009.  Prior to that, he was Senior Vice President, Business Line Lead — Chemicals from February 2007 to March 2009; Vice President, Business Line Lead — Chemicals from September 2005 to February 2007; and Vice President, Operations from October 2002 to September 2005.  Mr. Oosterveer joined the Corporation in 1989.

In his new role with the Corporation, Mr. Oosterveer will receive an annual base salary of $670,000.  He will be eligible for a cash award under the Company’s annual incentive program with a target award of 85% of base salary, and he will participate in the Company’s long term incentive program with a 2014 grant of $2,400,000, denominated in approximately equal thirds in restricted stock units, non-qualified stock options and value driver incentive performance units.  Further details concerning the Corporation’s executive compensation program are described in the Company’s definitive proxy statement dated March 13, 2013, under the heading “Executive Compensation”.

A copy of the Corporation’s February 10, 2014 press release announcing the promotion of Mr. Oosterveer is attached hereto as Exhibit 99.2.

(d)                                 On February 6, 2014, the Board voted to increase the size of the Board from thirteen to fourteen members, effective February 19, 2014. The Board elected Ms. Deborah D. McWhinney to the Board, effective February 19, 2014, to fill the new position authorized by the Board.  The Board also voted to decrease the size of the Board from fourteen to twelve members, effective immediately upon the retirement of Mr. Kresa and Dr. Woolsey on April 29, 2014.

Ms. McWhinney has been appointed as a member of the Audit Committee of the Board, effective February 19, 2014.  The Board has affirmatively determined that Ms. McWhinney is independent of the Corporation and its management under New York Stock Exchange listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines.  It made this determination after considering that there are no relationships between the Corporation and Ms. McWhinney (or any of her immediate family members or entities with which she is affiliated) other than a matching gift of less than $10,000 to a non-profit entity for which she serves as a trustee.

Ms. McWhinney will receive the standard compensation amounts payable to non-employee directors of the Corporation, as described in Exhibit 10.12 filed with the Company’s Quarterly Report on Form 10-Q on August 2, 2012.

In connection with Ms. McWhinney’s election, the Corporation and Ms. McWhinney will enter into the form of indemnification agreement filed with the Corporation’s Annual Report on Form 10-K filed on February 25, 2009.

A copy of the Corporation’s February 6, 2014 press release announcing the election of the new director is attached hereto as Exhibit 99.3.

Item 7.01.  Regulation FD Disclosure.

A copy of the Corporation’s press releases regarding the foregoing matters are furnished as Exhibits 99.1 to 99.3 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release Issued by Fluor Corporation on February 6, 2014, announcing the retirement of two directors.
99.2	Press Release Issued by Fluor Corporation on February 10, 2014, announcing the promotion of Mr. Oosterveer to Chief Operating Officer.
99.3	Press Release Issued by Fluor Corporation on February 6, 2014, announcing the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2014	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Press Release Issued by Fluor Corporation on February 6, 2014, announcing the retirement of two directors.
99.2	Press Release Issued by Fluor Corporation on February 10, 2014, announcing the promotion of Mr. Oosterveer to Chief Operating Officer.
99.3	Press Release Issued by Fluor Corporation on February 6, 2014, announcing the election of a new director.